China's EDL

- Essential medicine price caps issued October 22
- Covers 296 of total of 307 essential drugs
- 49% of drugs prices not changed
- 45% of drug prices reduced (average 12%)
- 6% of drugs (in shortage) were raised
- Tianyin has 4 drugs included in EDL, Azithromycin Dispersible Tablets, Simvastatin Tablets, Hugan Tablets and Xiaoyan Lidan Capsules and Tablets
- These drugs were not impacted; Tianyin expects demand to increase enough to overcome margin pressure
- Please refer to http://www.ihsglobalinsight.com/SDA/SDADetail17705.htm